Exhibit 99.1

THE LGL GROUP, INC. ANNOUNCES ACHIEVEMENT OF ADJUSTED TARGET TRIGGER PRICE; WARRANTS NOW EXERCISABLE

ORLANDO, Florida (March 6, 2025) – The LGL Group, Inc. (NYSE American: LGL) ("LGL," "LGL Group," or the "Company") is pleased to announce that the warrants to purchase shares of LGL Group’s common stock granted on November 16, 2020 (the "Warrants") are now exercisable through November 16, 2025, the expiration date.

According to the warrant agreement:

•	Five (5) warrants to purchase one (1) share of common stock
•	Common stock can be purchased at a strike price of $4.75 per share
•	No fractional shares will be issued

All exercise notices and payment must be received by Computershare Trust Company, N.A. no later than 5:00 p.m. on November 16, 2025. Holders in street name should contact their broker, bank, or other intermediary for information on how to exercise warrants.

The Warrants are exercisable now, earlier than the expiration date of November 16, 2025, triggered by the average volume weighted average price ("VWAP") exceeding $6.65 (the "Trigger Price") for a consecutive 30 Trading Days, pursuant to the terms of the Warrant Agreement. The 30-day average VWAP exceeded the Trigger Price on March 4, 2025.

For further details, Warrant holders are encouraged to review the original Warrant Agreement, the FAQ on our website at https://www.lglgroup.com/2022_Spinoff_Warrant_FAQ, or contact info@lglgroup.com.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL," "LGL Group," or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL Group was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (407) 298-2000. Our Internet address is www.lglgroup.com. LGL common stock and warrants are traded on the NYSE American under the symbols "LGL" and "LGL WS," respectively.

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various business in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the Securities and Exchange Commission ("SEC"), including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on April 1, 2024. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

The LGL Group, Inc.

Christopher Nossokoff

(407) 298-2000

info@lglgroup.com

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